EXHIBIT 10(b)

December 7, 1999

Merrill LynchAsset Growth Fund, Inc. 800 Scudders Mill Road Plainsboro, New Jersey 08536

Gentlemen:

We refer to our opinion, dated August 23, 1994, that was filed as an Exhibit to the registration statement on Form N-1A (File No. 33-54005 and 811-7183) (as amended, the “Registration Statement”) of Merrill Lynch Asset Growth Fund, Inc.

We consent to the reference to such opinion as an Exhibit to Post-Effective Amendment No. 9 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Rogers & Wells LLP